Exhibit 10.10

SUPPLEMENTARY AGREEMENT NO. 2 FOR JOINT VENTURE AGREEMENT

This SUPPLEMENTARY AGREEMENT NO. 2 FOR JOINT VENTURE AGREEMENT is entered into as of the 9th day of March, 2022 by and between NEXALIN TECHNOLOGY, INC. (’‘Nexalin”) and WIDER COM LIMITED (“Wider”). Nexalin and Wider are sometimes individually referred to as a ’‘Party” and collectively as the “Parties”.

WHEREAS, the Parties have previously entered into a Joint Venture Agreement dated as of September 21, 2018, as supplemented by a Supplementary Agreement dated as of May 22, 2019 (the “Original Agreement”); and

WHEREAS, the Parties have determined it to be in their best interests to amend or modify certain covenants, terms, and conditions of the Original Agreement, as described herein.

NOW THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the Parties agree to the following.

1. All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

2. The Parties have not established the JV as of the date hereof. The Parties acknowledge to each other that their ability to establish the JV has been impacted by (i) legal and regulatory changes in the United States and the People’s Republic of China, including changes related to investments in, or operations related to, entities with ownership of entities or operations or intended operations in the People’s Republic of China and (ii) changing business plans or intended use and markets for the Nexalin Products. The Parties re-confirm their mutual commitment and covenants to continue their reasonable commercial efforts to establish the JV as intended by the Original Agreement.

3. The Parties will use their reasonable commercial efforts to negotiate, execute and deliver further documentation, including without limitation, one or more Services Agreements, Distribution Agreements and JV Documents related to the establishment, funding and management of the JV and the intended treatments, product markets and uses for the Nexalin Products within the next 180 days from the date hereof.

4. All references to December 21, 2018, including, without limitation, references contained in Sections 2.3 and 3.3 are hereby modified and amended to read September 30, 2022.

5. Each Party hereby waives any existing Events of Default under the Original Agreement that it may have or assert as of the date hereof.

6. This Agreement may be executed in multiple counterparts and by facsimile and/or by e-mail, and all executed counterparts together shall constitute the original instrument.

IN WITNESS WHEREOF, the Parties have caused this executed to be duly authorized and executed as of the 9th day of March, 2022.

WIDER COM LIMITED		NEXALIN TECHNOLOGY, INC.

By:	/s/ ZHU YUN	By:	/s/ Mark White
Name:	ZHU YUN	Name:	Mark White
Title:	Chief Executive Officer	Title:	Chief Executive Officer